UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

__________________________________

Date of Report (Date of earliest event reported):  February 1, 2011

PLUG POWER INC.

(Exact name of registrant as specified in charter)

Delaware	1-34392	22-3672377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

968 Albany Shaker Road, Latham, New York  12110
(Address of Principal Executive Offices)  (Zip Code)

(518) 782-7700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On February 1, 2011, Plug Power Inc. (the “Company”) received a determination from the NASDAQ Listing Qualifications Panel (the “Panel”) indicating that the Panel has granted the Company’s request for continued listing on The NASDAQ Capital Market pursuant to an extension of time, as permitted under NASDAQ’s Listing Rules, to comply with the minimum $1.00 bid price requirement for continued listing on The NASDAQ Capital Market, as set forth in Listing Rule 5550(a)(2).  In accordance with the Panel’s decision, on or before June 6, 2011, the Company must evidence compliance with the minimum bid price requirement for a minimum of ten consecutive business days.  Under NASDAQ’s rules, June 6, 2011, represents the maximum length of time that the Panel may grant the Company to regain compliance with the bid price requirement.

The determination follows the Company’s hearing before the Panel on January 20, 2011, at which the Panel considered the Company’s plan to regain and sustain compliance with the bid price requirement.  While the Company is working diligently to regain and sustain compliance with all applicable requirements for continued listing on NASDAQ, there can be no assurance that the Company will be able to do so.

On February 2, 2011, the Company issued a press release announcing that it had received the Panel determination letter described above.  The full text of the press release is attached to this current report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

99.1	Press Release of Plug Power Inc. dated February 2, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.

Date: February 2, 2011	By: /s/ Andrew Marsh
Andrew Marsh
Chief Executive Officer